Exhibit 10.58

PYRENEES CAPITAL, LLC.

AGREEMENT FOR CONSULTING SERVICES

AGREEMENT made and entered into as of this 1st day of January 2006 (the “Agreement”), by and between Cord Blood America, Inc. (the “Company”), 9000 West Sunset Blvd., Suite 400, Los Angeles, CA 90069, and Pyrenees Capital, LLC, (Consultant), 7766 Firenze Ave, Los Angeles, CA 90046.

WHEREAS, the Company is in the business of Umbilical Cord Blood Banking and Storage, and

WHEREAS, the Consultant is in the business of providing business advice, management of product marketing services in the areas of direct to consumer sales, business to business channel development, strategic alliances, new product launches and customer service strategy, and the Company believes such experience is in its best interest to utilize, and

WHEREAS, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1.

ENGAGEMENT. The Company agrees to engage Consultant and Consultant agrees to provide business advice, management, and product development and marketing services to the Company.

2.

TERM. The term of this agreement shall commence on the date hereof and shall continue for a period of one (1) year, and will automatically renew for a second (2) year, unless a 60 day written notice of cancellation is provided by either the Company or the Consultant.

3.

SERVICES. Consultant shall render advice and assistance to the Company on business related matters (the “Services”) and in connection therewith shall:

(a)

Attend meetings of the Company’s Board of Directors or Executive Committee (s) when so requested by the Company;

(b)

Attend meetings at the request of the Company and review, analyze and report on proposed business opportunities;

(c)

Consult with the Company concerning on-going strategic corporate planning and long-term corporate development policies, including any revision of the Company’s business plan;

(d)

Consult with, advise and assist the Company in identifying, studying and evaluating direct to consumer sales, business to business channel development, strategic alliances, new product launches and customer service strategy proposals, including the preparation of reports, outlines and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto;

(e)

Assist the Company in obtaining technical and advisory assistance from other professionals where necessary or advisable;

(f)

Consult with, advise and assist the Company in the identification and selection of additional staff, employees and professional advisors and assist the Company in the evaluation, redeployment and/or retention of existing employees; and

(g)

Provide the Company with advice related to aforementioned activities.

In connection with the Services to be rendered by Consultant, Consultant shall report to the Board of Directors and CEO of the Company and shall consult with those individuals on behalf of the Company in connection with its obligations set forth above. Consultant agrees to make itself available through the services of its employee, Stephanie Schissler, to evaluate all proposals that relate to any business undertaken by the Company, subject to the limitations of Section 5 and 7 hereof.

Anything to the contrary herein notwithstanding, it is agreed that the Consultant’s Services will not include any services that constitute opinions or performance of work that is in the ordinary purview of a certified public accountant or attorney or any work that is the ordinary purview of a registered broker/dealer or in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

4.

COMPENSATION.

The Company shall cause to be issued to the Consultant, as a retainer for services rendered and for entering into this agreement, $10,000 per month. In addition, Ms. Schissler will receive stock option incentives as per Schedule A for rendering the services on behalf of Consultant.

(a)

All reasonable out-of-pocket expenses incurred by the Consultant in the performance of the Services to be incurred hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof, provided, however, the expenses are within the Company’s budget which is to be provided to the Consultant by the Chief Financial Officer. Out of pocket expenses include marketing materials, postage, travel, advertising advances, and other expenses pertaining directly to the Company or any of its subsidiaries.

5.

BEST EFFORTS BASIS. Subject to Section 7 and the last sentence of Section 5 hereof, the Consultant agrees that it will at all times faithfully and to the best of its experience, ability and talents perform all the duties that may be required of it pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the Services to be rendered by Consultant shall be conducted on a “best-efforts” basis , provided, however, that Consultant cannot and does not guarantee that its efforts will have any impact on the Company’s business or that any subsequent corporate improvement will result from Consultant’s efforts.

6.

COMPANY’S RIGHT TO APPROVE TRANSACTION. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is not authorized to enter any agreement on behalf of the Company.

7.

NON-EXCLUSIVE SERVICES. The Company understands that Consultant is currently providing certain advisory and business development services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities and acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant’s services. In addition, Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Notwithstanding anything else to the contrary in this Section 7, Consultant may not, during the term of this Agreement, accept or engage in any position or provide any services in any circumstance known by Consultant to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or its affiliates.

8.

INFORMATION REGARDING COMPANY. Consultant represents and warrants that it has received copies of the Company’s financial statements, all reports filed with the Securities and Exchange Commission and such other disclosure documents as requested by Consultant (collectively, the “Disclosure Documents”). Consultant represents that it has read the Disclosure Documents and has reviewed all such information with its legal, financial and investment advisors to the extent it deemed such review necessary or appropriate. Because of the Company’s financial condition and other factors, the receipt of capital stock of the Company as compensation under this Agreement involves a high degree of risk, including the risks that such stock may substantially decrease in value or have no value. Consultant acknowledges and accepts that risk. As a result, Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company. Consultant represents and warrants to the Company that it has received from the Company and has otherwise had access to all information necessary to verify the accuracy of the information in the Disclosure Documents.

9.

CONSULTANT NOT AN AGENT OR EMPLOYEE. Consultant’s obligations under this Agreement consist solely of the services described herein. In no event shall Consultant be considered to be acting as an employee or agent of the Company or otherwise representing or binding the Company. For the purposes of this Agreement, Consultant is independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or its affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the Company as a consequence of such actions. Consultant agrees that all of its work product relating to the Services to be rendered pursuant to this agreement shall become the exclusive property of the Company. The parties acknowledge that the Services provided by Consultant hereunder are not in connection with the offering or sale of securities of the Company in a capital raising transaction, or to directly or indirectly promote or create a market for Company’s securities.

10.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a)

The Company will cooperate fully and timely with consultant to enable Consultant to perform its obligations under this Agreement;

(b)

The Board of Directors and the Audit Committee of the Company in accordance with applicable law has duly authorized the execution and performance of this Agreement by the Company;

(c)

The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor it will violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

(d)

Because Consultant will rely upon information being supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(e)

The shares of common stock of the Company to be issued to Ms. Schissler, if and when issued, will be duly and validly issued, fully paid, and non-assessable;

(f)

The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination;

(g)

The Services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction.

11.

REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows:

(a)

It has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated;

(b)

It has the requisite skill and experience to perform the services and to carry out and fulfill its duties and obligations hereunder;

(c)

The Services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction, or to directly or indirectly promote or create a market for Company’s securities.

(d)

Consultant is not an affiliate of or associated with any broker-dealers or associated with any finders.

12.

LIABILITY OF CONSULTANT. In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the Company or its creditors for errors of judgment or for anything except malfeasance or gross negligence in the performance of its duties or reckless disregard of the obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 12, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company’s action or non-action on the basis of any advice, recommendation or approval of Consultant.

The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

13.

CONFIDENTIALITY. Until such time as the same may become publicly known, Consultant agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material information of the Company.

14.

NOTICE. Any notice or demand required or permitted to be given under this Agreement shall be in writing and shall be deemed effective upon (a) the personal delivery thereof, (b) if mailed, three (3) days after having been deposited in the United States mails, postage prepaid, and addressed to the party to whom it is directed at the address set forth on the first page of this Agreement; or (c) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, to the address set forth on the first page of this Agreement, or such other address as a party may specify in accordance with the notice provisions of this paragraph.

15.

SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation,

any corporation which may acquire all or substantially all of the Company’s assets and business or into which the Company may be consolidated or merged and on Consultant and its heirs and administrators. The Company may assign this agreement to any successor in interest of the Company with the prior written consent of Consultant. Consultant may not sell, assign, transfer, convey, pledge or encumber this Agreement or its right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

16.

TERMINATION. Consultant agrees that the Company may terminate this Agreement at any time by providing 60 days prior written notice of termination to Consultant. Any notice of termination shall be effective, 60 days from receipt in accordance with Section 14 hereof. The Company agrees that Consultant may terminate this Agreement at any time by providing 60 days prior written notice of termination to the Company. Any notice of termination shall be effective, 60 days from receipt in accordance with Section 14 hereof.

17.

APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said state without regard to conflict of laws or principles.

18.

ARBITRATION. Any dispute or disagreement arising between the parties hereto in connection with this Agreement, which is not settled to the mutual satisfaction of the parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be submitted to arbitration in Las Angeles, California to a member of the American Arbitration Association (“AAA”) to be mutually appointed by the parties (or, in the event the parties cannot agree on a single such member, to a panel of three members selected in accordance with the rules of the AAA). The dispute or disagreement shall be settled in accordance with the Commercial Arbitration Rules of the AAA and the decision of the arbitrator(s) shall be final and binding upon the parties and judgment may be obtained thereon in a court of competent jurisdiction. The prevailing party shall be entitled to recover from the other party the fees and expenses of the arbitrator(s) as well as reasonable attorneys’ fees, costs and expenses incurred by the prevailing party.

The Company and Consultant each;

(i)

Agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in California State District Court, or in the United States District Court for the State of California,

(ii)

Waive any objection which the Company or Consultant may have now or hereafter to the venue of any such suit, action, or proceeding, and

(iii)

Give irrevocable consent to the jurisdiction of the California State District Court, and the United States District Court for the Sate of California in any such suit, action or proceeding.

19.

OTHER AGREEMENTS. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only by writing signed by the parties hereto.

20.

NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

21.

HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

22.

COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

23.

CONTRACT ACCEPTANCE. This agreement shall become null and void if not accepted by the Company no later than, 2:00 P.M. EST January 3, 2006.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.

Cord Blood America, Inc.

By:_________________________________________

Matthew L. Schissler, Chief Executive Officer

By: _________________________________________

Sandra Smith, Chief Financial Officer

Pyrenees Capital, LLC

By: _________________________________________

Stephanie Schissler

Title: _______________________